UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

FORM S-11/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ReXit, Inc.
(Name of small business issuer in its charter)

Maryland	6500	27-3249274
(State or other Employer jurisdiction of	(Primary Standard Industrial	(I.R.S. Number)
Identification incorporation or organization)	Classification Code Number)

REXIT Inc.
1550 54th Street
Brooklyn, New York 11219
Telephone: (718) 782-9200
se@rexit.net
(Address and telephone number of Registrant's principal executive offices)

REXIT Inc.
1550 54th Street
Brooklyn, New York 11219
Telephone: (718) 782-9200
(Address of principal place of business or intended principal place of business)

Please send a copy of all correspondence to:
Jillian Ivey Sidoti, Esq
38730 Sky Canyon Drive – Ste A
Murrieta, CA 92563
Telephone: 323-799-1342
jillian@jilliansidoti.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock, par value $.0001	1,000,000	$1.00	$1,000,000	$136.40
Total	1,000,000	$1.00	$1,000,000	$136.40

(1)    Registration fee has been paid via Fedwire.

(2)    Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

SUBJECT TO COMPLETION, DATED ___________________, 2013

PRELIMINARY PROSPECTUS

ReXit, Inc.

1,000,000 Shares of Common Stock
Price per share: $1.00

We are offering 1,000,000 shares of our Common Stock at $1.00 per share on a “best efforts,” basis in a “direct public offering” through our officers and directors. Funds will be made immediately available to the Company for use after sale of the securities for the purposes of acquiring property or working capital. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by the Company. No commissions will be paid for the sale of the 1,000,000 shares offered by the Company.

 This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. Funds will be made immediately available to the Company upon receipt. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

ReXit, Inc. is a real estate firm that proposes to use its own stock in exchange for interest in properties. The Company will offer stock to property owners in lieu of cash as tender for the purchase of or an interest in a real property.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Our independent registered public accounting firm included an explanatory paragraph in the report on our 2012 financial statements related to the uncertainty in our ability to continue as a going concern.

The sales price to the public is fixed at $1.00 per share for the duration of the offering. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board.

The purchase of our shares involves substantial risk. See “risk factors” beginning on page 3 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus will be updated to the extent required by law. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ___________________________, 2013

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us," and "ReXit," refer to ReXit, Inc.

We were formed on August 13, 2010. We are a development stage company.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

•	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Prospectus.

•	We have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception on August 13, 2010 through September 30, 2013, we have not generated any revenues and have incurred a net loss of $29,254. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, and acquisition related costs. We plan to offer our common stock in exchange for acquiring the ownership interest in properties. We believe that property owners interested in diversification, estate planning or liquidity may be interested in exchanging their property ownership interests for our stock. However, closing and other acquisition related costs such as title insurance, professional, fees and taxes will likely require cash. We do not have the ability to  quantify any of the expenses as they will all depend on size of deal, price, in place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail expenses.

We will primarily seek out real properties that a) have potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgages, operating expenses, taxes) and maintenance reserves are paid and b) may be purchased for exchange of our common stock. With these properties, we hope to tender our stock in exchange for ownership or an interest in the targeted property. In order to determine if a property is “cash flow positive” our officer will review the total gross rent or receipts from the property and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property “cash flow positive.” Depending on how positive the cash flow is will determine whether the management will purchase the property or not on behalf of the Company: there must be a comfortable cash flow potential which our officer is comfortable with. Management’s statement of comfortable cash flow relates to meeting internal policy guidelines as set forth in our Investment Policies on page 16. For example, the debt service coverage ratio (DSCR) needs to be equal to or greater than 1.20. In other words, management feels comfortable in pursuing a target property when the property generates a minimum cash flow of $1.20 for each $1.00 of secured debt, so as to comfortably afford the acquisition, continued maintenance of the property and other expenses associated with each individual property. We believe we will purchase a mix of multifamily, office buildings, and retail properties. We expect the majority of our purchases will be multifamily.

The DSCR will depend on factors such as the location of the property, the fair market value of the property, as well as other factors as determined by the officer. This will be at the discretion of the CEO of the Company.

There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement. The Company does not currently own any properties.

The Company plans on acquiring both residential and commercial real estate in the New York Metropolitan area. The Company expects to begin purchasing residential and commercial properties as soon as enough money is raised from this offering to initiate such a purchase. We expect to acquire properties within 6 months of the effectiveness of this registration statement. Please see our “Description of Real Estate” on page 17. We believe we will need at least $4,000 to provide working capital and $6,000 for professional fees for the next 12 months. In some instances, when we exchange our shares for acquisition interest, we may use only shares for the down payment and then use bank financing for the remainder. We have not secured any bank financing.

As of the date of this prospectus we have only one officer and director who we anticipate will be devoting a small portion of his time to the company going forward if we are not able to raise a sufficient amount of capital. Mr. Eisenberger, our CEO/President, will be in charge of our day to day operations until such time we are able to hire other personnel. If we are sufficiently financed, Mr. Eisenberger intends to devote approximately 50% of his working hours to the Company which we believe to be approximately 20 hours, but may be less. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for ongoing operational and property acquisition costs. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Some of our Risk Factors include:

•	We have limited operating history.

•	We are highly dependent on our officer.

•
Subscribers will have limited control in our company. Of our stock being offered, subscribers will own 3% of outstanding shares if all shares under this offering are sold. Our CEO, Mr. Eisenberger, will hold the remaining 97% of shares. Mr. Eisenberger owns 100% of the outstanding shares, currently.

•	We will require additional financing outside of this offering in order for our operations to be successful.

•	Our offering price is arbitrary and does not reflect the book value of our stock.

•	Investment in real estate is speculative and we will be highly dependent on the performance of the real estate market.

•	If we are to invest in joint ventures, conflicts may arise.

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each registered public accounting firm that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1 billion.

•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.
•	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

•	The date on which we qualify as a large accelerated filer.

RISK FACTORS

Investors in ReXit should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are significantly dependent on officer and director, Shmuel Eisenberger, our CEO. The loss or unavailability of Mr. Eisenberger's services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Shmuel Eisenberger, our CEO. It would be difficult to replace Mr. Eisenberger at such an early stage of development of ReXit. The loss by or unavailability of Mr. Eisenberger's services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Eisenberger could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Eisenberger, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Eisenberger we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

We are a newly formed company and lack an operating history. This may affect our ability to acquire and develop commercial and residential properties in the New York Metropolitan area.

We are a newly formed company which may limit our opportunities for acquisitions. Owners of property may not trust that our stock is a worthwhile trade in exchange for their property since we have no history as a company. This could make acquisitions extremely difficult.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of real estate projects before we invest in them and will be entirely relying on the ability of Mr. Shmuel Eisenberger, our CEO to select well-performing investment properties. Furthermore, our officer and board member will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

We depend highly on our current manager who has limited experience in running a public company and no formal employment agreement.

We depend highly on Shmuel Eisenberger, our CEO, who may be difficult to replace. Shmuel Eisenberger who, also has other business interests, will devote approximately 50% (or 20 hours) of his working time per week to our business, has not previously headed a public Company. Our plan of operations is dependent upon the continuing support and expertise of Mr. Eisenberger.

Our President and Director, Mr. Eisenberger, will have complete control over the company and will therefore make all decisions of which shareholders will have no control.

Mr. Eisenberger, as our CEO and controlling shareholder, shall make certain decisions without input by the shareholders. Such decisions may pertain to employment decisions, including Mr. Eisenberger's compensation arrangements, the appointment of other officers and mangers, and whether to enter into material transactions with related parties.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

Our offering price is arbitrary and bears no relationship to our assets, earning, or book value.

There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

An investment in our stock is highly illiquid. You may never be able to sell or otherwise dispose of your stock.

Since there is no public trading market for our stock, you may never be able to liquidate your investment or otherwise dispose of your stock. The Company does not currently have a redemption program, so there is no guarantee that the Company will ever redeem or "buy back" your stock. Furthermore, in the event that the stock is ever listed on the OTCBB, it may be thinly traded making it still difficult to liquidate your investment.

Because our common stock is deemed a low-priced "Penny" stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser's account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

As a result of our placing your invested funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

Failure to generate revenue may reduce distributions to stockholders.

The cash flow from equity investments in commercial and residential properties depends on the amount of revenue generated and expenses incurred in operating the properties. If our properties do not generate revenue sufficient to meet operating expenses, debt service, and capital expenditures, our income and ability to make distributions to you will be adversely affected.

Economic conditions may adversely affect our income.

A commercial or residential property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for residential and commercial space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the commercial and residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The commercial and residential real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

We depend on commercial and residential tenants for our revenue and therefore our revenue may depend on the success and economic viability of our commercial and residential tenants.

Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms.

In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to stockholders.

We do not intend on having a minimum credit score policy regarding our commercial tenants.

Although we do not currently have any potential property acquisitions and have not acquired any properties, we do not have a policy for a minimum credit rating for potential tenants for commercial properties. If we do not properly evaluate potential tenants, we may enter into a lease agreement with a high default risk tenant with a lower credit score.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

This offering is a blind pool offering, and therefore, shareholders will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this prospectus, we have not identified the assets we expect to acquire and because our shareholders will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our CEO to select suitable and successful investment opportunities. These factors increase the risk that our shareholders’ investment may not generate returns comparable to our competitors.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised and only if owners of real estate accept our stock in exchange for an interest in the target property or title to the property. Our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our current strategy is to acquire interests primarily in commercial buildings, residential apartment buildings and other income-producing real estate. As a result, we are subject to the risks inherent in investing in these industries. A downturn in the commercial or residential industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties, initially the greater New York City area, and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters, retail customer traffic and credit worthy commercial tenants. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may purchase a fraction of a property which could lead to issues regarding control.

If we exchange our stock for an interest of less than 50% in a particular property, we will not have control over that property or its future. Therefore, we will be reliant on the services of others and the decisions of the other owners of a particular property. If this is to happen, the disposition or the management of a property may not be in the best interest of our Company and for our shareholders.

We may not have control over costs arising from rehabilitation of properties.

We may elect to acquire properties which may require rehabilitation. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor's ability to control rehabilitation costs, the timing of completion of rehabilitation, and a contractor's ability to build in conformity with plans and specification.

Risks Related to Our Corporate Structure

Your interest in us will be diluted if we issue additional shares.

Our stockholders will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 350,000,000 shares of capital stock, of which 300,000,000 shares are designated as common stock and 50,000,000 shares are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares in this offering, our board may elect to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to our sole officer and director or his affiliates, in payment of an outstanding fee obligation; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of any limited partnership, LLC or other entity we may establish. To the extent we issue additional shares after your purchase in this offering, your percentage ownership interest in us will be diluted.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth and debt capitalization. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder. In addition, our board of directors may change our investment objectives without seeking stockholder approval. Although our board has fiduciary duties to our stockholders and intends only to change our investment objectives when the board determines that a change is in the best interests of our stockholders, a change in our investment objectives could cause a decline in the value of your investment in our company.

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment. Moreover, our charter requires us to indemnify our directors and officers. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner.

Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with:

●	any person who beneficially owns 10% or more of the voting power of our common stock, which we refer to as an “interested stockholder;”

●	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

●	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholders must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares of common stock, and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

There may be a risk that we are deemed an investment adviser and if so, your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act.

We do not intend or expect to be required to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	requirements that we add directors who are independent;

●	restrictions or prohibitions on retaining earnings;

●	requirements that we diversify our investment portfolios;

●	requirements that our income be derived from certain types of assets;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Whether a company is an investment company can involve analysis of complex laws, regulations and SEC staff interpretations. The Company intends to conduct operations so as not to become subject to regulation as an investment company under the Investment Company Act. We do not expect that we, or subsidiaries we may form in the future, will be an investment company because, if we have any securities that are considered to be investment securities held by an entity, then we will seek to assure that holdings of investment securities in such entity will not exceed certain percentages of total assets of that entity as calculated under the Investment Company Act.

In order to maintain our status as a company not required to register under the Investment Company Act, we must engage primarily in the business of acquiring interests in real estate. This means that we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain in order to retain this status. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Real Estate Financing Risks

We have and plan to continue to incur mortgage indebtedness and other borrowings, which may increase our business risks.

We intend to acquire properties subject to existing financing or by borrowing new funds.

We intend to incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns one of our properties.

In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Moreover, if we enter into financing arrangements involving balloon payment obligations, such financing arrangements will involve greater risks than financing arrangements whose principal amount is amortized over the term of the loan. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.

Our bylaws do not place any limits on the amount of leverage that we may acquire and our management has full authority and discretion to use as much leverage as they see fit.

Our bylaws do not limit our ability to leverage. Our CEO may take out, at his discretion, as much or as little debt as he feels is necessary to operate the Company. High amounts of debt could put our Company risk of default and put our assets at risk as well. We will need to rely on our CEO to use good judgment in choosing how much leverage to use to operate the Company. It is the Company’s policy to leverage the Company’s real estate with as much as 80% loan to value.

The current debt market volatility may affect the availability and amount of financing for our acquisitions.

The commercial real estate debt markets, worldwide, are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

If we have insufficient reserves, we will have to obtain financing from other sources.

We have established working capital reserves that we believe are adequate to cover our cash needs for the next several months, but not beyond this. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing to fund our cash requirements. Sufficient financing may not be available or, if available, may not be available on economically feasible terms or on terms acceptable to us. If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money.

Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

We may not have funding or capital resources for future improvements.

When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for leasing costs, tenant improvements and tenant refurbishments to the vacated space. We will incur certain fixed operating costs during the time the space is vacant as well as leasing commissions and related costs to re-lease the vacated space. We may also have similar future capital needs in order to renovate or refurbish any of our properties for other reasons.

Also, in the event we need to secure funding sources in the future but are unable to secure such sources or are unable to secure funding on terms we feel are acceptable, we may be required to defer capital improvements or refurbishment to a property. This may cause such property to suffer from a greater risk of obsolescence or a decline in value and/or produce decreased cash flow as the result of our inability to attract tenants to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted. Or, we may be required to secure funding on unfavorable terms.

Lenders may require us to enter into restrictive covenants relating to our operations.

In connection with obtaining financing, a bank or other lender could impose restrictions on us affecting our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain negative covenants limiting our ability to, among other things, or further mortgage our properties. In addition, prepayment penalties imposed by banks or other lenders could affect our ability to sell properties when we want.

Lenders may be able to recover against our other properties under our mortgage loans.

We will seek secured loans (which are nonrecourse) to acquire properties. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Thus, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

Our independent auditors have expressed in their report substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

By taking the 102(b)(1) extended transition period, we are allowed to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Insurance Risks

We may suffer losses that are not covered by insurance.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for our properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our officer determines are sufficient to cover reasonably foreseeable losses, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Some of our commercial tenants may be responsible for insuring their goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our officer determines are sufficient to cover reasonably foreseeable losses. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or, in the future, terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.

Insurance companies have recently begun to exclude acts of terrorism from standard coverage. Terrorism insurance is currently available at an increased premium, and it is possible that the premium will increase in the future or that terrorism coverage will become unavailable. Mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We intend to obtain terrorism insurance if required by our lenders, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, we may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.

We cannot assure you that we will have adequate coverage for such losses. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.

In addition, many insurance carriers are excluding certain coverage such as lead, mold or asbestos-related claims from standard policies, pricing such endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our inability to obtain specialized coverage at rates that correspond to the perceived level of risk, we may not obtain insurance for acts of terrorism or such related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or such coverage, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us.

Although we intend to adequately insure our properties, we cannot assure that we will successfully do so.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock is arbitrary.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange and we have not previously contacted a market maker to request sponsorship for our common stock on the OTCBB, we anticipate that we will contact a market maker and request that they apply to obtain a quotation on the OTCBB after the filing effectiveness of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of September 30, 2013, ReXit’s net tangible book value was $0 or $0.00 per share of common stock. Net tangible book value is the aggregate amount of ReXit’s tangible assets less its total liabilities. Net tangible book value per share represents ReXit’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $20,000), ReXit’s net tangible book value as of the closing of this offering would increase from $0.00 to $0.03 per share. This represents an immediate increase in the net tangible book value of approximately $0.03 per share to current shareholders, and immediate dilution of about $0.97 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.00
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.032
Net tangible book value per share after offering	$0.032
Dilution per share to new investors	$0.97
Percentage dilution	96.8%

The following assumes the sale of 75% of the shares of common stock in this offering. As of September 30, 2013, ReXit’s net tangible book value was $0, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of ReXit’s tangible assets less its total liabilities. Net tangible book value per share represents ReXit’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 750,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $20,000), ReXit’s net tangible book value as of the closing of this offering would increase from $0.00 to $0.02 per share. This represents an immediate increase in the net tangible book value of approximately $0.02 per share to current shareholders, and immediate dilution of $0.98 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.00
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.023
Net tangible book value per share after offering	$0.023
Dilution per share to new investors	$0.98
Percentage dilution	98%

The following assumes the sale of 50% of the shares of common stock in this offering. As of September 30, 2013, ReXit’s net tangible book value was $0, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of ReXit’s tangible assets less its total liabilities. Net tangible book value per share represents ReXit’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $20,000), ReXit’s net tangible book value as of the closing of this offering would increase from $0.00 to $0.02 per share. This represents an immediate increase in the net tangible book value of approximately $0.02 per share to current shareholders, and immediate dilution of $0.98 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.00
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.016
Net tangible book value per share after offering	$0.016
Dilution per share to new investors	$0.98
Percentage dilution	98%

The following assumes the sale of 25% of the shares of common stock in this offering. As of September 30, 2013, ReXit’s net tangible book value was $0, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of ReXit’s tangible assets less its total liabilities. Net tangible book value per share represents ReXit’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 250,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $20,000), ReXit’s net tangible book value as of the closing of this offering would increase from $0.00 to $0.01 per share. This represents an immediate increase in the net tangible book value of approximately $0.01 per share to current shareholders, and immediate dilution of $0.99 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.00
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.008
Net tangible book value per share after offering	$0.008
Dilution per share to new investors	$0.99
Percentage dilution	99%

The following assumes the sale of 10% of the shares of common stock in this offering. As of September 30, 2013, ReXit’s net tangible book value was $0, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of ReXit’s tangible assets less its total liabilities. Net tangible book value per share represents ReXit’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of  100,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $20,000), ReXit’s net tangible book value as of the closing of this offering would increase from $0.00 per share to $0.003 per share. This represents an immediate increase in the net tangible book value of approximately $.003 per share to current shareholders, and immediate dilution of $0.997 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.00
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.002
Net tangible book value per share after offering	$0.002
Dilution per share to new investors	$0.997
Percentage dilution	99.7%

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares. Despite this, we do not have any suitability standards except that an investor should be able to afford to lose their investment if our business plan fails.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 1,000,000 shares of common stock, at $1.00 per share, on a “best efforts,” basis in a “direct public offering” through our officers and directors. Funds will be made immediately available to the Company for use after sale of the securities for the purposes of acquiring property. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by ReXit Inc. No commissions will be paid for the sale of the 1,000,000 shares offered by ReXit.

 This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. Funds will be made immediately available to the Company upon receipt. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We will sell the shares on a “direct public offering,” basis through our officer director, who may be considered an underwriter as that term is defined in Section 2(a)(11). Our officer director will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares for costs beyond those already paid for and incurred and for those costs. We currently do not have any cash to cover our expenses. We expect these costs to be about $20,000 barring unforeseen expenses. Therefore, we expect that we may need to reimburse our officer approximately $20,000 as discussed in our Use of Proceeds.

Our shares will primarily be sold by our CEO, Mr. Shmuel Eisenberger. Our officer will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

●	he must not be subject to a statutory disqualification;

●	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

●	he must not be an associated person of a broker-dealer;

●
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of ReXit Corporation otherwise than in connection with transactions in securities; and

●
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

Our officer and director will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Eisenberger will not be purchasing shares in the offering.

The officer and director first intends on extending an offer to purchase the securities herein to friends, family, and business associates. Once exhausting any of those relationships, Mr. Eisenberger may elect to solicit outside investors by holding informational meetings that are open to the public and presenting the Company’s Prospectus. We intend to sell our shares in the United States.  Prior to selling our shares in the USA jurisdictions, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states where required and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares which you wish to purchase to our office. Your subscription shall not become effective until accepted by us and approved by us. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

●	a prospectus, with subscription agreement, is delivered by ReXit to each offeree;

●	the subscription is completed by the offeree, and submitted by check back to ReXit where the subscription and a copy of the check is sent to the Company for review;

●	each subscription is reviewed by ReXit to confirm the subscribing party completed the form, and to confirm the state of acceptance;

●	once approved, the subscription is accepted by the Company and the funds deposited into an account labeled: ReXit Corporation, within four (4) days of acceptance;

●	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,000,000 shares offered at a public offering price of $1.00 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the shares. There is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

Percent of Net Proceeds Received (1)

	10%	25%	50%	75%	100%
Shares Sold	100,000	250,000	500,000	750,000	1,000,000
Gross Proceeds	$100,000	$250,000	$500,000	$750,000	$1,000,000
Less Offering Expenses (2)	$20,000	$20,000	$20,000	$20,000	$20,000
Net Offering Proceeds	$80,000	$230,000	$480,000	$730,000	$980,000
Property Acquisition Costs (3)	$0	$0	$0	$0	$0
Related Acquisition Costs (4)	$70,000	$210,000	$450,000	$690,000	$930,000
Working Capital(5)	$4,000	$10,000	$15,000	$20,000	$25,000
Legal and Accounting(6)	$6,000	$10,000	$15,000	$20,000	$25,000
Net Use of Proceeds	$80,000	$230,000	$480,000	$730,000	$980,000

(1)
The offering scenarios presented above are for illustrative purposes only and the actual amounts of proceeds, if any, may differ. We believe our initial acquisition will be a multifamily property. If we do not raise the maximum offering amount herein, or raise other capital, we believe we will only be able to purchase a small multifamily. Thereafter, we will search for larger multifamily properties followed by office and retail properties.

(2)
These costs assume the costs related with completing this S-11 registration statement  ($3,000) as well as those costs related to the services of a transfer agent, listing fees, our interim financials statements, and our legal costs ($17,000).

(3)
We plan to purchase real properties by assuming up to a maximum of 80% debt financing and pay the remaining purchase price to purchase properties with Company shares. We may sell shares in order to cover costs that may not be covered by the trading of our shares. We may also acquire debt in the form of mezzanine or bridge financing. We may borrow such funds from a traditional bank or third party. However, we hope to limit our financing costs and our financing to direct leverage on the property. We hope to finance acquisition costs mostly with the sale of our stock.

(4)
We believe acquisition related and closing costs could be between 3% and 8% of the value of the acquisition, with an average of 5.5%. These costs could include market appraisals, title closing costs and recording, broker, accounting and legal fees. We do not have the ability to  quantify any of the expenses as they will all depend on size of deal, price, in place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail expenses. Although we intend on initially acquiring a small multifamily, we may also look to other commercial properties for acquisition. We expect the related acquisition costs to be correlated with the price of the property. We believe market appraisals, title, closing costs, recording and other costs to be similar across asset classes. If we are unable to secure cash to cover these costs either through this offering, bridge or mezzanine financing, we will not be able to close on a potential acquisition.

(5)	Costs for accounting and legal fees associated with being a public company for the next 12 months.

(6)	Costs associated with our web development, marketing and working capital for the next 12 months.

The Use of Proceeds set forth below in this illustrative example sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees (estimated to be between $6,000 and $25,000 depending on our money raise and property acquisition for the next 12 months), working capital (such as the creation of a web site and due diligence costs incurred in locating suitable acquisitions for the Company (estimated to be between $4,000 and 25,000) for the next 12 months), and for the costs associated with acquiring income-producing residential and commercial real estate, such as market appraisals, title closing costs and recording, broker, accounting and legal fees which, in the aggregate, typically amount to 3% to 8% of the purchase price of the property acquired. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon Mr. Eisenberger’s real estate industry experience.

As of September 30, 2013, Mr. Eisenberger has paid $29,254 to the Company for offering expenses and the balance will be paid by Mr. Eisenberger regardless of the number of shares sold. Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees and any necessary state registration fees. Our sole director and officer will not receive any compensation for his efforts in selling our shares.

We will pay the offering expenses of $20,000 regardless of the amount of shares we sell. If we sell at least 35,000 shares, we believe that we will have sufficient funds to continue our filing obligations as a public reporting company for the next 12 months. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception through the period ended December 31, 2012 and for the nine months ended September 30, 2013 are derived from our audited financial statements, respectively.

	At September 30, 2013	At December 31, 2012

TOTAL ASSETS	1,700	$100

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities	150	300

TOTAL LIABILITIES	150	300

TOTAL STOCKHOLDERS’ EQUITY	1,550	(300)

TOTOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	1,700	$100

	For the three month period ending September 30, 2013	For the nine month period ending September 30, 2013	For the fiscal year December 31, 2012

Revenues	$0	$0	$0

Expenses	$7,875	$15,341	$13,913

Net Income (Loss)	$(7,875)	$(15,341)	$(13,913)

Earnings per share of common stock – Basic	$.00	$.00	$.00

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

ReXit, Inc., a Maryland company, was incorporated in the State of Maryland in August 2010. We are a development stage company. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority shareholder of the Company, has any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

Over the next twelve months, the Company intends to focus on acquiring income-producing commercial real estate, such as office, retail and multi-family residential properties. Our sole officer and director will meet with property owners, brokers, lawyers, accountants, consultants and advisors in the real estate industry to locate properties which meet the Company’s profile. Mr. Eisenberger may engage other consultants to conduct initial due diligence with respect to properties which may be of interest to the Company. Our initial focus will be to acquire income producing investments located in the New York metropolitan area and, in particular, New York City. We believe the New York metropolitan could extend up to a 50 miles radius from the center of Manhattan and include all five boroughs and northern New Jersey. Our CEO, Mr. Eisenberer, intends to reach out to his current network and search for appropriate properties. Mr. Eisenberger has a network that includes real estate brokers, commercial real estate owners, management companies, real estate operators, title companies, and escrow companies. Mr. Eisenberger believes that by utilizing his current network, he will be able to identify appropriate properties. Furthermore, Mr. Eisenberger may also reach out to owners of specific properties, whether or not in his current network, to gage interest in trading stock for an interest in a property.

We expect to use the net proceeds from this offering for operating costs as a public company and to finance costs associated with acquiring income-producing residential and commercial real estate, such as market appraisals, title and recording fees, broker fees, if any, legal fees and closing costs which, in the aggregate, typically amount to 3% to 8% of the purchase price of the property acquired, with an average of 5.5%. However, we currently have no real estate acquisitions contemplated. Accordingly, it is difficult to estimate how much will be required in the next 12 months to implement our business plan. We do not intend to use the net proceeds to acquire real estate and hope to use our capital stock as acquisition currency. If we are able to locate a suitable real estate investment, we anticipate using the net proceeds for transactional costs related to the acquisition of properties and our capital stock as acquisition currency.

Although we are currently searching the New York Metropolitan area for properties, we expect that we will finish our Form S-11 registration statement this fall and will not be aggressive in our acquisition efforts until after we raise the capital from this registration statement. We expect that we will be finished with the process of registration by the end of fall and finish commence our fundraising by the beginning of the year. Thereafter, we will aggressively search for properties within the New York Metropolitan area. We believe our aggressive search will commence in January 2014. Thereafter, we hope to locate and purchase properties. We believe our first acquisitions will most likely be multifamily properties, but this will depend on available properties, and the realty of closing on a particular property. We hope, that by June 2014, we will have acquired our first properties.  We hope to acquire 5 to 10 properties by the end of 2014. Although we intend on identifying 5 to 10 properties for acquisition with our proceeds, there is no guarantee that we will acquire any such properties. Acquisition will depend highly on our funds, the availability of those funds, availability of properties that meet or investment criteria and the size of such properties to be acquired. As we search for properties, we intend to expend capital in accordance with our Use of Proceeds. If we raise the minimum amount of 10% of this offering, we will incur expenses related with the operation of the Company and the continuing expenses related to being a public company. To finish this registration statement, we believe we will need a minimum of $20,000. Thereafter, we believe we will need an additional $10,000 for ongoing working capital and professional fees. Our principal, Mr. Eisenberger, is committed to providing the $20,000 for the completion of this registration statement, however, unless we are able to raise a minimal amount through this offering. This commitment is not in writing and is subjected to reimbursement when our shares are indeed sold. When Mr. Eisenberger does provide such capital, it will most likely be in the form of a non-interest bearing promissory note that may be converted into our stock. Such terms and conditions have not been agreed to yet.   If we are unable to raise a minimal amount of capital, we may still be able to trade our stock into a property. Of this, there is no assurance. In this instance, we would still need to raise enough capital to cover closing costs related to an acquisition as well as related working capital. If we are unable to raise such funds, then we will need to cease efforts.

We believe we will typically enter an agreement to purchase an interest in or a property, subject to (i) existing financing or we may obtain  third party conventional 'property specific' financing of generally no more 80%, (ii) paying for the remaining equity with company shares and (iii) use proceeds of this offering to pay for the estimated 5.5% related acquisition. For example, we may enter agreement to purchase a property for $4 million, obtain financing of $3 million, issue company shares in payment of the remaining $1 million and use $220,000 of company funds to pay for (5.5% x $4,000,000=$220,000) closing and other related acquisition costs.

For our potential commercial property acquisitions, we do not intend to have a minimum credit rating and we will not necessarily require a triple net lease.

We believe we will be able to trade our stock for property interests so long as we raise a minimum of $100,000 for costs related to closing costs (about $70,000), working capital ($4,000), professional fees ($6,000), and the costs related with this offering ($20,000.)

Management’s plan to generate cash flow will consist of locating and investing in appropriate income-producing properties. The Company hopes to finance its acquisition of properties with its common stock but it may also attempt to raise additional funds from private offerings of its securities, joint venture funding or bank loans. The Company currently has no agreements, understandings or arrangements as to any such financing.

Results of Operations

For the three and nine months ended September 30, 2013 and September 30, 2012

We generated - no revenues for the three and nine months ended September 30, 2013 and September 30, 2012. We do not have any current activities. We have generated expenses of $15,341 for the nine months ended September 30, 2013 compared to $300 for the nine months ended September 30, 2012. This has resulted in a loss of $15,341 for the nine months ended September 30, 2013 and $300 for the nine months September 30, 2012. From inception (August 13, 2010) to September 30, 2013, we incurred a loss of $29,254.

For the fiscal years ended December 31, 2012 and 2011

Revenues

The Company is in its development stage and did not generate any revenues during the year ended December 31, 2012 or the year ended December 31, 2011.

Total expenses

For the fiscal year ended December 31, 2012, total expenses were $413. For the year ended December 31, 2011, total expenses were $300.

Net loss

For the fiscal year ended December 31, 2012, the Company had a net loss of $413, as compared to a net loss for the fiscal year ended December 31, 2011 of $300. For the period August 13, 2010 (inception) to December 31, 2012, the Company incurred a net loss of $13,913.

Assets

We currently have no assets.

Liabilities

We currently have current liabilities of $150.

Liquidity and Capital Resources

As of September 30, 2013, the Company had $1,700 in cash and total liabilities of $150. As of September 30, 2013, the Company has incurred total expenses since inception (August 13, 2010) of $29,254. The Company hopes to raise $1,000,000 in this offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months which we currently estimate to be $25,000. Although we intend on identifying 5 to 10 properties for acquisition with our proceeds, there is no guarantee that we will acquire any such properties. Acquisition will depend highly on our funds, the availability of those funds, and the size of the properties. Upon the effectiveness of the registration statement, the Company plans to pursue its investment strategy of property acquisition. There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. If so, the Company’s investment objective of acquiring properties will be adversely affected and the Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

Related Party Transactions

Since our incorporation, we have raised capital from our CEO, Mr. Shmuel Eisenberger. Mr. Eisenberger has provided the company $29,254 for expenses related to this offering. In exchange, Mr. Eisenberger received 30,000,000 shares of our common stock and 300,000 shares of preferred shares.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On April 17, 2013, our board of directors approved by written consent (i) ZBS Group, LLP (“ZBS”) as its independent registered public accounting firm for the years ending December 31, 2011,‘12, and ‘13 and (ii) the dismissal of Freed Maxick CPAs, P.C. (“Freed Maxick”) as the Company’s independent registered public accounting firm effective April 17, 2013.

Also on April 17, 2013, the Company amended its bylaws to change its fiscal year end to December 31. Freed Maxick was not engaged to audit the Company’s financial statements for the period ended December 31, 2010 or the years ended December 31, 2011 or 2012.

The report of Freed Maxick on the financial statements of the Company as of August 31, 2010 and from August 13, 2010 (inception) through August 31, 2010, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that Freed Maxick’s report was qualified as to the Company’s ability to continue as a going concern.

In connection with the audit of the Company’s financial statements as of August 31, 2010 and from August 13, 2010 (inception) through September 1, 2010 (the date of their report), there were no disagreements with Freed Maxick on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Freed Maxick, would have caused Freed Maxick to make reference to the matter in their report.

No "reportable events" occurred as of August 31, 2010 and from August 13, 2010 (inception) through August 31, 2010 and subsequent interim period through April 17, 2013 requiring disclosure as described in Item 304(a)(1)(v) of Regulation S-K.

Prior to April 17, 2013, the date that ZBS was retained as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf has consulted with ZBS with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by ZBS that they concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Employees

Currently, Shmuel Eisenberger is our Chief Executive Officer and Financial Officer and devotes minor portion of his working hours to our Company without a salary. For more information on our personnel, please see "Director, Executive Officers, Promoters and Control Persons." Initially Mr. Shmuel Eisenberger will coordinate all of our business operations. Mr. Shmuel Eisenberger, our CEO, has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

Mr. Shmuel Eisenberger is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-11 registration statement, and developing our business plan and researching investment opportunities and possible property acquisitions. Upon effectiveness and successful raise, Mr. Eisenberger will devote additional working hours to ReXit.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Upon the effectiveness of this S-11 registration statement, we will be subject to the requirements of Section 15(d) as opposed to the requirements of Section 13(a) under the Exchange Act, which requires an issuer to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish (paperless - via email or future website or links to SEC website) annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will provide paperless unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

INVESTMENT POLICIES OF REGISTRANT

In all types of investment, our policies may be changed by our directors without a vote of security holders. Until we add additional members to our Board of Directors, our officers will determine which investments we make. When we do expand our Board of Directors, we will alter this policy to include a policy about the Board of Directors approval regarding investments. Until then, our officer Mr. Eisenberger, will have the ability to make all decisions unilaterally. We do not have any thresholds for investments currently, but will keep a loan to value ratio of generally no greater than 80% or less on all properties we acquire.

  We will initially seek out mixed use, retail, office, commercial, and multi-family properties primarily in the New York metropolitan area. We will look to expand to other parts of the United States. Although we will be seeking out properties that provide capital appreciation, we will most likely purchase properties primarily for income and cash flow from rental income. Generally and when possible, we expect to finance our properties with up to 80% loan to value ratio with traditional financing. We also intend on trading our shares in exchange for interest in property or title to property. Therefore, we may pay fair market value or a little greater for property if purchasing with shares from the Company, which is primarily what we intend to do. Upon stabilization of our long term properties (See “Description of Real Estate”), we will hire appropriate, local, vetted management to manage properties for market rates.

We intend to evaluate each property in the following manner:

1.	Obtain current rental information including tenant, space description, respective rent, lease terms and expense details,
2.	Using historical rental rates and vacancy rates if such information is available and useful,
3.	Obtain similar available information of comparable properties in the area; analyzing rental values, vacancy rates and operating expenses and
4.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit

Further, potential investors should be advised:

a)	We may issue senior securities at some time in the future.
b)	We may borrow money collateralized by our properties with up to an 80% loan to value ratio of the property.
c)	We have no intention of initiating personal loans to other persons.
d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
e)	We have no intention to underwrite securities of other issuers.
f)	We have no intention to engage in the purchase and sale (or turnover) of investments that are not real estate related.
g)	We do intend on offering our securities in exchange for property.
h)	We have no intention to acquire other securities.
i)	We intend to make annual or other reports to security holders including 10k’s 10qs and 8k’s as deemed necessary. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard shareholder equity and increase shareholder value. We will update our shareholders via 8-k’s within a few business days, 10-q’s at the end of each quarter, and other shareholder reports if there are any changes in our investment policy or our borrowing policies.

DESCRIPTION OF REAL ESTATE

We currently do not have any real properties. We do not lease or own any real property. Our principal executive offices are located at 1550 54th Street, Brooklyn, New York 11219 which is owned by the spouse of our CEO, Mr. Shmuel Eisenberger. Our telephone number is 718-782-9200 and our fax number is 718-436-0736. We do not currently have a website. We do not pay rent for this space because the amount of the space we use at such office is de minimis. We believe that this space will be sufficient until we start generating revenues and need to hire employees.

OVERVIEW

REXIT, INC. is a development stage company which was formed on August 13, 2010. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority shareholder of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

We hope to acquire and make real estate investments that relate to income-producing commercial real estate, such as office, retail, and multi-family residential properties. Our initial focus will be on investments located in the New York metropolitan area. We hope to finance acquisitions by the use of our equity. We intend to approach industry professionals, including brokers, lawyers and accountants to acquire residential and commercial property in the New York City metropolitan area. The Company will consider only residential and commercial properties in the New York City metropolitan area which are incoming producing. The Company will consider properties of any value which may be leveraged at any level so long as such properties, in the opinion of management, provide positive cash flow (where income exceeds expenses). The Company does not currently intend to purchase properties from affiliates.

We are offering the common stock herein on a “best efforts” basis. We expect to use the net proceeds from this offering to pay for our operating costs as a public company, including on-going legal and accounting fees, and to finance costs associated with acquiring income-producing residential and commercial real estate, such as market appraisals, title and recording fees, broker fees, if any, legal fees and closing costs, which, in the aggregate, typically amount to 3% to 8% of the purchase price of the property acquired. We may purchase properties or make other real estate investments that relate to varying property types, including office, retail, multifamily residential and industrial. We also may originate or invest (by the exchange of equity in our company) in real estate debt. We expect our real estate debt originations and investments to be focused on first mortgage loans, but they also may include real estate-related bridge loans, mezzanine loans and securitized debt. We do not intend to invest in assets located outside of the United States.

We anticipate buying properties with positive cash flow, that is, properties whose expenses are less than the income generated from such properties. Generally, after all property operating expenses and any debt service is made the property generates positive cash. This is accomplished by analyzing current and projected rental income of the property, operating expenses and terms and conditions of any debt instruments or any outstanding property liens. All potential transactions will undergo this analysis to determine expected net profit.

We may also retain outside experienced appraisers to confirm the results of our internal analysis.

 We will evaluate each property in the following manner:

1.	Obtain current rental information including tenant, space description, respective rent, lease terms and expense details,
2.	Using historical rental rates and vacancy rates if such information is available and useful,
3.	Obtain similar available information of comparable properties in the area; analyzing rental values, vacancy rates and operating expenses and
4.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit

Furthermore, as supply is dwindling and demand is increasing in this marketplace. We believe we will be able to raise rents much like other landlords in the area.1

We hope to acquire real estate and increase the rental income after our acquisition. We would attempt to reduce expenses through our experienced management. Overall, we hope to purchase real estate at a price that will provide net income and potential for capital appreciation. We intend on increasing rates in a variety of manners: by staying at or with the going increase in rents in the area for a similar building; by providing a more attractive environment for both our commercial and residential tenants so as to make our buildings higher in demand; and by increasing rents slowly and incrementally.

To achieve the Company’s objective of acquiring income producing residential and commercial properties in and around New York metropolitan area in exchange for Company common stock, the Company will value potential acquisitions based on several criteria including location, asset type, income, expenses, net income and debt terms and conditions.

1 http://www.reuters.com/article/2013/10/01/us-usproperty-apartments-report-idUSBRE99004W20131001

We believe we will typically enter an agreement to purchase an interest in or a property, subject to (i) existing financing or we may obtain  third party conventional 'property specific' financing of generally no more 80%, (ii) paying for the remaining equity with company shares and (iii) use proceeds of this offering to pay for the estimated 5.5% related acquisition. For example, we may enter agreement to purchase a property for $4 million, obtain financing of $3 million, issue company shares in payment of the remaining $1 million and use $220,000 of company funds to pay for (5.5% x $4,000,000=$220,000) closing and other related acquisition costs.

For our potential commercial property acquisitions, we do not intend to have a minimum credit rating and we will not necessarily require a triple net lease.

We believe our strategy will include the following benefits:

Diversification – Enables property owners or partners to convert their interest in one or more specific properties into an interest in a larger portfolio of properties that can benefit from the economies of scale and value that a larger entity can offer.

Liquidity – Allows an interest in illiquid individual property holding to become more saleable. A property owner exchanging real estate ownership for Company stock, may permit an owner to unlock value and access capital as and when needed.

Estate Planning – Alleviate estate planning obstacles by exchanging real estate assets into Company stock and then allocating shares to various heirs.

Tax Planning – Allows property owners to sell their holdings in stages.

We hope to use our equity to finance our acquisitions. If necessary, we will have to use bank or other types of loans to make acquisitions. In light of our lack of history and operations, there is no assurance that we will be successful at making any acquisitions. If we are unable to finance potential acquisitions, our investment objectives will be adversely impacted which would adversely affect shareholder value.

Our Board of Directors, which currently consists of Mr. Eisenberger, has the sole discretion to issue securities, borrow funds, engage in the purchase and sale of investments and engage in all other activities as he determines.

Market Area

Recently, only 25.6% of the homes on the market in the New York City area are considered “affordable” for a New York middle class home searcher.2 We believe this means that there will be higher demand for rental properties. With this, however, there has been a major slump in available inventory, particularly to residential renters and buyers.3

Despite these statistics and this information, we will not be deterred from carrying out our plan. We are looking for a particular seller, or perhaps, even, an unmotivated seller that for liquidity, diversification tax or estate planning would be interested in selling a fraction or their whole property. We are looking for owner operators that may be interested in passing on the management duties to another or new owner, while not only retaining some ownership but also experiencing diversification through ownership of our common stock.

Investment Policies

We are looking to purchase various types of properties that fit the following criteria:

2 http://www.usatoday.com/story/money/business/2013/10/10/middle-class-buyers-home-prices/2953539/

3 http://nymag.com/daily/intelligencer/2013/04/new-york-real-estate-market-2013.html

Stable/Performing Assets:

We will look to purchase assets that may be purchased as current cash flowing properties or potential cash flowing properties.

Non-performing assets:

Those assets that we identify as “non-performing assets” are those properties that have little cash flow but have potential for value increases so long as we add value through rehab or management to the property.

Borrowing Policy

We intend to generally borrow up to 80% of the appraised value of any property that we purchase. Our governing documents place no restrictions on the amount of leverage we may use.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard shareholder equity and increase shareholder value. We will update our shareholders via 8-k’s within a few business days, 10-q’s at the end of each quarter, and other shareholder reports if there are any changes in our investment policy or our borrowing policies.

Milestones

We hope to reach the following milestones in the next 12 months.

Fall 2013 – Complete our S-11 registration statement.

Complete Raise

January 2014 –Commence search for properties within the New York City metropolitan area that meet our investment criteria.

June 2014 – We hope to locate and commence purchase of commercial and residential properties with the expectation of acquiring 5 to 10 properties (in total) by end of 2014. Although we intend on identifying 5 to 10 properties for acquisition with our proceeds, there is no guarantee that we will acquire any such properties. Acquisition will depend highly on our funds, the availability of those funds, availability of properties that meet or investment criteria and the size of such  properties to be acquired.

Competition

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or will be able to negotiate better purchasing terms.

Our CEO Mr. Eisenberger, has over 40 years experience in real estate brokerage, acquisition, ownership, management and construction. We hope this, coupled with the Company’s business plan, will distinguish us from our competition. Further, we believe that our business plan, which allows us to offer the possibility of greater liquidity, diversification, tax or estate planning  for different types of properties in a variety of markets and owners, should provide us with greater opportunities than other real estate buyers.

TAX TREATMENT OF REGISTRANT AND ITS SUBSIDIARIES

Although we hope to be a real estate company with real estate assets, we will not be initially operating as a Real Estate Investment Trust (“REIT”) as we may not initially qualify as a REIT. Therefore, we will initially operate as a C corporation.

For federal income tax purposes, a C corporation is recognized as a separate taxpaying entity. A corporation conducts business, realizes net income or loss, pays taxes and may distribute profits to shareholders.

The profit of a corporation is taxed to the corporation when earned, and then is taxed to the shareholders when distributed as dividends. This creates a double tax. The corporation does not get a tax deduction when it distributes dividends to shareholders. Shareholders cannot deduct any loss of the corporation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file, through an appropriate market maker, for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future. Therefore, there can be no assurance that any dividends on the common stock will ever be paid. We intend to reinvest any earnings in the development of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

●	our financial condition;

●	earnings;

●	need for funds;

●	capital requirements;

●	prior claims of preferred stock to the extent issued and outstanding; and

●	other factors, including any applicable laws.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 300,000,000 Shares of common stock, $0.0001 par value per Share Common Stock and 50,000,000 shares of preferred stock, $0.0001 par value per share of Preferred Stock.

Currently we have 30,000,000 common shares issued and outstanding.  We do not have any holding period requirements for our common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Maryland for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Common Stock

We are authorized to issue 300,000,000 shares of common stock, par value $0.0001 per share, of which 30,000,000 shares are issued and outstanding, as of December 23, 2013. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock, par value $0.0001, of which 300,000 are issued and outstanding, as of December 23, 2013.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 50,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

We have authorized 50,000,000 shares of Series A Preferred Stock, of which 300,000 are currently owned by Mr. Eisenberger. The Series A Preferred Stock provide for a liquidation preference of $1.00 per share upon a liquidation of the company. A liquidation is defined as follows:

(i)	a merger, consolidation or other business combination in which we are not the surviving entity in such transaction;

(ii)	an acquisition of voting shares, immediately after which such purchaser has beneficial ownership of 51% or more of the then outstanding shares;

(iii)
if Mr. Eisenberger ceases for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination of any new director was approved by Mr. Eisenberger, this provision shall not be triggered; or

(iv)	the sale or other disposition of all or substantially all of our assets.

We cannot amend the certificate of designation to change any of the rights of the Series A Preferred Stock without the consent of the holder or holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding. However, if any amendment benefits the preferred shareholders, then the amendment only requires the consent of the holder or holders of at least 50% of the shares of preferred then outstanding.

There are no other rights attached to the preferred stock, such as dividends, conversion to common shares or voting rights.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the Over the Counter bulletin board, including:

* we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

* we must remain current in our filings;

* we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 30,000,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering

Shmuel Eisenberger, CEO, Secretary, Treasurer and Director	30,000,000	100%	96.78%
Total Principal Shareholders, Officers, and Directors as a Group	30,000,000	100%	96.78%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the director and executive officer is as follows:

Name	Age	Title

Shmuel Eisenberger	61	Chief Executive Officer, Treasurer, Director

Duties, Responsibilities and Experience

In accordance with our Bylaws, our directors hold offices until the next annual meeting of our shareholders or until their successors are duly elected and qualified.

Set forth below is a summary description of the principal occupation and business experience of our director and executive officer for at least the last five years.

Shmuel Eisenberger has been our Chief Executive Officer, President, Chief Financial Officer, Secretary and sole Director since our inception on August 13, 2010. Shmuel Eisenberger has been self-employed as a real estate manager, real estate broker and consultant for the past five years and has been involved as an owner, manager, real estate broker (sales, financing and leasing) of real estate  properties for more than 40 years. Mr. Eisenberger has been licensed by the State of New York as a real estate broker since 1973. For the past five years, Mr. Eisenberger has managed, supervised and co-owned two multifamily properties containing 110 units and 2 stores.. Both properties are in Manhattan, New York.. Mr. Eisenberger continues to broker property sales as well as serve as a real estate consultant and advisor. Mr. Eisenberger’s business experience in the real estate industry in management, sales and strategic property consulting led to the decision that  Mr. Eisenberger  is well suited to carry out the Company’s business plan and the decision that Mr. Eisenberger should serve as a director.

Our sole director and officer does not hold positions on the board of directors of any other U.S. reporting companies and has no affiliation with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which the Company’s officer or director, or any associate of such officer or director, is a party adverse to the Company or has a material interest adverse to it.

Each director of the Company serves for a term of one year or until the successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Mr. Eisenberger is the sole promoter of the Company. He will be directly involved in offering and selling the shares in this offering.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our officers and directors.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options

Shmuel Eisenberger	2013	$-0-	-0-	-0-	$0	-0-
CEO, Director

	2012	$-0-	-0-	-0-	$0	-0-
	2011	$-0-	-0-	-0-	$0	-0-
	2010	$-0-	-0-	-0-	$0	-0-

Mr. Eisenberger has not received any monetary compensation or salary since the inception of the Company. Mr. Eisenberger, however, has received 30,000,000 shares of our common stock and 300,000 preferred stock in exchange for cash.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to ReXit, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

ReXit did not grant any stock options to the executive officer during the most recent fiscal period ended September 30, 2013. ReXit has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Mr. Eisenberger has agreed to provide services to us without compensation until such time as either we have sufficient earnings from our revenue. Mr. Eisenberger has received 30,000,000 shares of our common stock and 300,000 preferred stock in exchange for cash. Therefore, as the majority stockholder and the sole director, he has the authority to determine his compensation and whether to issue additional shares to himself.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for our securities.  Until such time as a transfer agent is retained, we will be responsible for all record keeping and administrative functions in connection with the shares of our common stock. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our officer. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected. Mr. Shmuel Eisenberger is the primary officer, director, and promoter of ReXit and developed the business plan.

On August 13, 2010, by action taken by our board of directors, we issued 30,000,000 shares of our common stock to Shmuel Eisenberger, our President, Chief Executive Officer, Chief Financial Officer and a director, in consideration for cash payment in the amount of $3,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 13, 2010, by action taken by our board of directors, we issued 300,000 shares of our Series A Preferred Stock to Shmuel Eisenberger, our President, Chief Executive Officer, Chief Financial Officer and a director, in consideration for cash payment in the amount of $30. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

As of September 30, 2013, Shmuel Eisenberger, our President, Chief Executive Officer, Chief Financial Officer and a director has paid a total of $29,254 to the Company for offering costs.

SELECTION, MANAGEMENT AND CUSTODY OF REGISTRANT’S INVESTMENTS

The Company will typically hire management for buy and hold properties. Generally, management costs will be a percentage of gross revenues not to exceed 10%. The officers and directors will commonly work with professionals and brokers for the purchases and sales of properties.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to officers or directors concerning certain transactions is as follows:

We may issue senior securities, but have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets. We will likely encumber our properties that we acquire with bank financing but we intend that such financing will generally not exceed 80% of the value of the property at the time of purchase

Conflicts of Interest

There are currently no conflicts of interest between the Company, our officer, directors or affiliates. To this end, we maintain (and will continue to maintain) the following policies to minimize the risk of such a conflict developing:

i)	Our officers do not have the authority to invest the Company’s funds in other entities in which our officer or an affiliate has an interest.

ii)	Company will not purchase properties from or sell to our officers or their known affiliates .

iii)	Our officers and affiliates do not own or have an interest in properties adjacent to those to be purchased that may directly compete with such purchased property
iv)	No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

v)
No affiliate of the Company acts (a) as an underwriter for the offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter’s due diligence inquiries under the Securities Act.

vi)	The compensation plan for the officer currently does not create a conflict between the interests of the officer and that of the Company.

LIMITATIONS OF LIABILITY

Maryland Corporate Statutes (“MCS”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the MCS, our certificate of incorporation provides that, to the fullest extent permitted by the MCS, no director shall be personally liable to us or to our stockholders for monetary damages for breach of his fiduciary duty as a director. Maryland law does not permit the elimination of liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the restated certificate of incorporation is to eliminate the rights of this corporation and its stockholders (through stockholders’ derivative suits on behalf of this corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Our certificate of incorporation provides that we have the power to indemnify, and our restated by-laws state that we shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director, officer, employee or agent of this corporation or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our by-laws further provide that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of this corporation or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such liability under our restated by-laws.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of ReXit will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Freed Maxick (“Maxick”) was dismissed as our independent registered public accounting firm on April 17, 2013. Maxick’s reports on our financial statements from inception to the date of his resignation did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, and Maxick did not issue a report on our financial statements for the year ended June 30, 2012.  Lee’s audit reports for the period from inception to September 30, 2012 contained an explanatory paragraph in respect to uncertainty as to our ability to continue as a going concern.

From inception to April 17, 2013, the date of Maxick’s resignation, we had no disagreements with Maxick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Maxick’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The financial statements included in this prospectus and the registration statement have been audited by ZBS Group, LLP to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Jillian Ivey Sidoti is providing legal services relating to this S-11 registration statement.

INDEX TO FINANCIAL STATEMENTS

PAGE

Audit Report	F-1

Balance Sheets As of December 31, 2012 and 2011	F-2

Statements Of Operations For The Years Ended December 31, 2012 and 2011, and Cumulative Since August 13, 2010 (Inception) to December 31, 2012	F-3

Statements of Stockholder’s Deficiency For the Period August 13, 2010 (Inception) to December 31, 2012	F-4

Statements Of Cash Flows For The Years Ended December 31, 2012 and 2011, and Cumulative Since August 13, 2010 (Inception) to December 31, 2012	F-5

Notes To Financial Statements December 31, 2012	F6 – F9

Condensed Balance Sheets As of September 30, 2013 and December 31, 2012	F-10

Condensed Balance Sheets As of September 30, 2013 unaudited and December 31, 2012	F-11

Condensed Statements Of Operations For the three-month and six-month periods ended September 30, 2013 unaudited and 2012, and Cumulative Since August 13, 2010 (Inception) to September 30, 2013	F-12

Condensed Statements Of Cash Flows
For the three-month and six-month periods ended September 30, 2013 unaudited and 2012, and Cumulative Since August 13, 2010 (Inception) to September 30, 2013 unaudited
F13 – F16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of ReXit, Inc.

We have audited the accompanying balance sheets of ReXit, Inc. (A development stage company) as of December 31, 2012 and December 31, 2011, and the related statements of operations, stockholder's deficiency, and cash flows for the years ended December 31, 2012 and December 31, 2011 and the period August 13, 2010 (inception) to December 31, 2012. ReXit, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ReXit, Inc. as of December 31, 2012 and December 31, 2011 and the results of its operations, and its cash flows for the years ended December 31, 2012 and December 31, 2011 and the period August 13, 2010 (inception) to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company is in the development stage with limited operations and resources, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ZBS Goup, LLP.
ZBS Group, LLP.
Melville, NY 11747

April 30, 2013

115 Broad Hollow Road, Suite 350 Melville, New York 11747
Tel: (516) 394-3344 Fax: (516) 908-7867
www.zbscpas.com

ReXit Inc.
(A Development Stage Company)
Balance Sheets
December 31

	2012	2011

ASSETS

CURRENT ASSETS
Cash	$100	$-

TOTAL ASSETS	$100	$-

LIABILITIES AND STOCKHOLDER’S DEFICIENCY

CURRENT LIABILITIES
Accrued Taxes Payable	$300	$300

TOTAL LIABILITIES	300	300

STOCKHOLDER’S DEFICIENCY
Preferred Stock – 50,000,000 Shares Authorized;
$.0001 Par Value Per Share; 300,000 Shares Issued and Outstanding	30	30
Common Stock – 300,000,000 Shares Authorized;
$.0001 Par Value Per Share; 30,000,000 Shares Issued and Outstanding	3,000	3,000
Additional Paid-In Capital	10,683	10,170
Deficit Accumulated During Development Stage	(13,913)	(13,500)
TOTAL STOCKHOLDER’S DEFICIENCY	(200)	(300)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIENCY	$100	$-

ReXit Inc.
(A Development Stage Company)
Statements of Operations

	Years Ended December 31,		Cumulative since August 13, 2010 (Inception) to
	2012	2011	December 31, 2012

EXPENSES

Start Up Costs	$413	$300	$13,913

Net Loss	$(413)	$(300)	$(13,913)

Basic and Diluted Loss Per Share	$-	$-	$-

Weighted Average Number of Common Shares Outstanding	30,000,000	30,000,000	30,000,000

ReXit Inc.
(A Development Stage Company)
Statements of Stockholder’s Deficiency
For the Period August 13, 2010 (Inception) to December 31, 2012

						Deficit
						Accumulated
	Preferred Stock		Common Stock		Additional	During	Total
	Shares	Preferred	Shares	Common	Paid-in	Development	Stockholder’s
	Outstanding	Stock	Outstanding	Stock	Capital	Stage	Deficiency

Balance at August 13, 2010 (Date of Inception)	-	$-	-	$-	$-	$-	$-

Shares issued for expenses	300,000	30	30,000,000	3,000	9,870	-	12,900
Net Loss – 2010	-	-	-	-	-	(13,200)	(13,200)

Balance at December 31, 2010	300,000	30	30,000,000	3,000	9,870	(13,200)	(300)

Net Loss – 2011	-	-	-	-	300	(300)	-

Balance at December 31, 2011	300,000	30	30,000,000	3,000	10,170	(13,500)	(300)

Net Loss – 2012	-	-	-	-	-	(413)	(413)
Capital Contribution	-	-	-	-	513	-	513

Balance at December 31, 2012	300,000	$30	30,000,000	$3,000	$10,683	$(13,913)	$(200)

ReXit Inc.
(A Development Stage Company)
Statements of Cash Flows

	Years Ended December 31,		Cumulative since August 13, 2010 (Inception) to
	2012	2011	December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(413)	$(300)	$(13,913)

Adjustments to reconcile net loss to net cash provided by operating activities:
Start Up Costs Satisfied with Equity Instruments	413	300	13,913

NET CASH PROVIDED BY OPERATING ACTIVITIES	-	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES
Additional Capital Contributions	100	-	100

NET INCREASE IN CASH	100	-	100

CASH – BEGINNING	-	-	-

CASH – ENDING	$100	$-	$100

ReXit Inc.
(A Development Stage Company)
Notes To Financial Statements
December 31, 2012

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

ReXit Inc. (the “Company”), a Maryland corporation, was incorporated on August 13, 2010 to acquire and make real estate investments that relate to income-producing commercial real estate, such as office, retail, multi-family residential and industrial properties. The Company’s initial focus will be on investments located in the New York metropolitan area.

The Company recently adapted the calendar year as its basis of reporting.

Development-Stage Company

The Company is a development-stage company as defined in Accounting Standards Codification (ASC) 915. The Company is considered a development-stage entity because it is devoting substantially all of its efforts to raising capital and establishing its business and principal operations.

Start Up Costs

In accordance with Accounting Standards Codification (ASC) 920, costs related to start up activities, including organizational costs, are expensed as incurred.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of twelve months or less.

Income Taxes

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards.  Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company reviews tax positions taken to determine if it is more likely than not that the position would be sustained upon examination resulting in an uncertain tax position. The Company did not have any material unrecognized tax benefit at December 31, 2012. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the year ended December 31, 2012, the Company recognized no interest and penalties.

The Company files U.S. federal tax returns and tax returns in various states. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

The Company has $13,913 in net operating loss carryforwards (“NOL’s”) available to reduce future taxable income giving rise to a deferred tax asset of approximately $3,235. These carryforwards begin to expire in year 2030. Due to the uncertainty as to the Company’s ability to generate sufficient taxable income in the future and utilize the NOL’s before they expire, the Company has recorded a valuation allowance to reduce the net deferred tax asset to zero. The difference between the U.S. statutory federal rate of 15% and the effective rate of 0% is due to a state tax rate of 8.25% and a change in valuation allowance of 23.25%.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

ReXit Inc.
(A Development Stage Company)
Notes To Financial Statements
December 31, 2012

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                (Continued)

Fair Value of Financial Instruments

The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management. As of December 31, 2012 there were no financial instruments outstanding.

Earnings Per Common Share

The Company presents basic and diluted earnings per share.  Basic and diluted earnings per share reflect the actual weighted average of common shares issued and outstanding during the period. There are no dilutive or potentially dilutive instruments outstanding as of December 31, 2012.

NOTE 2 GOING CONCERN

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations while trying to attain profitable operations.

While the financial statements have been prepared on the basis of accounting principles applicable to a going concern, the current global economic turbulence and liquidity crisis cast substantial doubt upon validity of this assumption. If the going concern assumption was not appropriate for these financial statements, then adjustments would be necessary in the carrying values of the assets and liabilities, the reported net losses and the balance sheet classifications used.

NOTE 3 COMMON STOCK

The Company is authorized to issue 300,000,000 shares of common stock and 50,000,000 shares of preferred stock, at $.0001 par value, respectively. The Company issued 30,000,000 shares of common stock and 300,000 shares of preferred stock to the sole shareholder, in exchange for various start up expenses paid by the shareholder on behalf of the Company. Given the absence of a “regular, active public market” and no previous sales of the Company common stock, the Company determined the fair value of the initial shares issued to be the consideration paid by the shareholder for expenses incurred by the Company. The Company took the following into consideration in making this determination; the Company had no transactions or activity prior to and immediately subsequent to the initial stock sale other than the start up expenses incurred.

Preferred stock provides for a liquidation preference of $1 per share, in the event of liquidation. A liquidation event is defined as follows:

(i)	a merger, consolidation or other business combination in which the Corporation is not the surviving entity in such transaction

(ii)
an acquisition of any voting securities of the Company by any entity or person, immediately after which such entity or person has beneficial ownership of fifty-one percent (51%) or more of the then outstanding shares or the combined voting power of the Corporation’s then outstanding voting securities

(iii)	the sale or other disposition of all or substantially all of the assets of the Company

ReXit Inc.
(A Development Stage Company)
Condensed Balance Sheets

	September 30,
	2013 (Unaudited)	December 31, 2012
ASSETS

CURRENT ASSETS
Cash	$1,700	$100

TOTAL ASSETS	$1,700	$100

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accrued Taxes Payable	$150	$300

TOTAL LIABILITIES	150	300

STOCKHOLDER’S EQUITY(DEFICIENCY)
Preferred Stock – 50,000,000 Shares Authorized;
$.0001 Par Value Per Share; 300,000 Shares Issued and Outstanding	30	30
Common Stock – 300,000,000 Shares Authorized;
$.0001 Par Value Per Share; 30,000,000 Shares Issued and Outstanding	3,000	3,000
Additional Paid-In Capital	27,774	10,683
Deficit Accumulated During Development Stage	(29,254)	(13,913)
TOTAL STOCKHOLDER’S EQUITY (DEFICIENCY)	1,550	(200)

TOTAL LIABILITIES AND
SHAREHOLDER'S EQUITY (DEFICIENCY)	$1,700	$100

ReXit Inc.
(A Development Stage Company)
Condensed Statements of Operations
Unaudited

	Three months Ended September 30, 2013	Three months Ended September 30, 2012	Nine months Ended September 30, 2013	Nine months Ended September 30, 2012	Cumulative since August 13, 2010 (Inception) to September 30, 2013

EXPENSES

Start Up Costs	$7,875	$-	$15,341	$300	$29,254

Net Loss	$(7,875)	$-	$(15,341)	$(300)	$(29,254)

Basic and Diluted Loss Per Share	$-	$-	$-	$-	$-

Weighted Average Number of Common Shares Outstanding	30,000,000	30,000,000	30,000,000	30,000,000	30,000,000

ReXit Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
Unaudited

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012	Cumulative since August 13, 2010 (Inception) to September 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(15,341)	$(300)	$(29,254)

Adjustments to reconcile net loss to net cash used in operating activities:
Start Up Costs Satisfied with Equity Instruments	15,241	300	29,254

NET CASH USED IN OPERATING ACTIVITIES	(100)	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES
Additional Capital Contributions	1,700	0	1,700

NET INCREASE IN CASH	1,600	0	1,700

CASH – BEGINNING OF PERIOD	100	-	-

CASH – ENDING OF PERIOD	$1,700	$0	$1,700

ReXit Inc.
(A Development Stage Company)
Notes To Condensed Financial Statements
September 30, 2013

NOTE 1       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Rexit Inc. (the “Company”), a Maryland corporation, was incorporated on August 13, 2010 to acquire and make real estate investments that relate to income-producing commercial real estate, such as office, retail, multi-family residential and industrial properties. The Company’s initial focus will be on investments located in the New York metropolitan area.

The Company recently adopted the calendar year as its basis of reporting.

Interim Financial Statements

The following balance sheet as of December 31, 2012, which has been derived from audited financial statements, and the unaudited interim financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2013 are not necessarily indicative of results that may be expected for the year ending December 31, 2013. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2012, included in this document.

Development-Stage Company

The Company is a development-stage company as defined in Accounting Standards Codification (ASC) 915. The Company is considered a development-stage entity because it is devoting substantially all of its efforts to raising capital and establishing its business and principal operations.

Start Up Costs

In accordance with Accounting Standards Codification (ASC) 920, costs related to start up activities, including organizational costs, are expensed as incurred.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of twelve months or less.

Income Taxes

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company reviews tax positions taken to determine if it is more likely than not that the position would be sustained upon examination resulting in an uncertain tax position. The Company did not have any material unrecognized tax benefit at September 30, 2013. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the nine months ended September 30, 2013, the Company recognized no interest and penalties.

The Company files U.S. federal tax returns and tax returns in various states. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

The Company has $29,254 in net operating loss carryforwards (“NOL’s”) available to reduce future taxable income giving rise to a deferred tax asset of approximately $6,801. These carryforwards begin to expire in year 2030. Due to the uncertainty as to the Company’s ability to generate sufficient taxable income in the future and utilize the NOL’s before they expire, the Company has recorded a valuation allowance to reduce the net deferred tax asset to zero. The difference between the U.S. statutory federal rate of 15% and the effective rate of 0% is due to a state tax rate of 8.25% and a change in valuation allowance of 23.25%.

NOTE 1       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management. As of September 30, 2013 there were no financial instruments outstanding.

Earnings Per Common Share

The Company presents basic and diluted earnings per share. Basic and diluted earnings per share reflect the actual weighted average of common shares issued and outstanding during the period. There are no dilutive or potentially dilutive instruments outstanding as of September 30, 2013.

NOTE 2       GOING CONCERN

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations while trying to attain profitable operations.

While the financial statements have been prepared on the basis of accounting principles applicable to a going concern, the current global economic turbulence and liquidity crisis cast substantial doubt upon validity of this assumption. If the going concern assumption was not appropriate for these financial statements, then adjustments would be necessary in the carrying values of the assets and liabilities, the reported net losses and the balance sheet classifications used.

NOTE 3        COMMON STOCK

The Company is authorized to issue 300,000,000 shares of common stock and 50,000,000 shares of preferred stock, at $.0001 par value, respectively. The Company issued 30,000,000 shares of common stock and 300,000 shares of preferred stock to the sole shareholder, in exchange for various start up expenses paid by the shareholder on behalf of the Company. Given the absence of a “regular, active public market” and no previous sales of the Company common stock, the Company determined the fair value of the initial shares issued to be the consideration paid by the shareholder for expenses incurred by the Company. The Company took the following into consideration in making this determination; the Company had no transactions or activity prior to and immediately subsequent to the initial stock sale other than the start up expenses incurred.

Preferred stock provides for a liquidation preference of $1 per share, in the event of liquidation. A liquidation event is defined as follows:

(i)	a merger, consolidation or other business combination in which the Corporation is not the surviving entity in such transaction

(ii)
an acquisition of any voting securities of the Company by any entity or person, immediately after which such entity or person has beneficial ownership of fifty-one percent (51%) or more of the then outstanding shares or the combined voting power of the Corporation’s then outstanding voting securities

(iii)	the sale or other disposition of all or substantially all of the assets of the Company

Prospectus
REXIT Inc.
1550 54th Street
Brooklyn, New York 11219
Telephone: (718) 782-9200
email: se@rexit.net

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount

SEC registration fee	$14.26
Legal fees and expenses	17,500.00
Accounting fees and expenses	5,800.00
Total	$23,314.26

Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Maryland Statutes and our Bylaws.

Under the governing Maryland statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.            A willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.            A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.            A transaction from which the director derived an improper personal profit; and

4. Willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Maryland law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1. Such indemnification is expressly required to be made by law;

2. The proceeding was authorized by our Board of Directors;

3.            Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Maryland law; or;

4. Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the Company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Recent Sales of Unregistered Securities.

300,000 shares of our common stock and 30,000 shares of our preferred stock were issued under Section 4(2) to our officer, Shmuel Eisenberger. These shares are granted based on an exemption from registration pursuant to Section 4(2) of under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state laws. This issuance is qualified for this exemption from registration because (i) the party receiving the shares is an "accredited investors" as that term is defined in the Securities Act; (ii) the Company did not engage in any general solicitation or advertising to market the securities; (iii) the party was provided the opportunity to ask questions and receive answers from the Company regarding the issuance; (iv) the securities were issued to a person with knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of an investment in the Company; and (v) the party will receive "restricted securities."

Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name	Location

1.1	Subscription Agreement	Previously Filed
3.1	Articles of Incorporation	Previously Filed
3.2	Certificate of Designation	Previously Filed
3.3	By-Laws	Previously Filed
3.4	Amendment	Previously Filed
4.1	Specimen Stock Certificate	Previously Filed
5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Previously Filed
16.1	Dismissal of Freed Maxick	Previously Filed
23.1	Consent of ZBS Group, LLP	Filed Herewith

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (?230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on our behalf by the undersigned on December 23, 2013.

ReXit, Inc.

/s/ Shmuel Eisenberger
Shmuel Eisenberger,
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Shmuel Eisenberger	President, Treasurer and Director (Principal Executive, Financial and	December 23, 2013.
Shmuel Eisenberger	Accounting Officer)

/s/ Shmuel Eisenberger	Vice President and Secretary	December 23, 2013.
Shmuel Eisenberger

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-11

UNDER

THE SECURITIES ACT OF 1933

REXIT, INC.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

1.1	Subscription Agreement	Previously Filed
3.1	Articles of Incorporation	Previously Filed
3.2	Certificate of Designation	Previously Filed
3.3	By-Laws	Previously Filed
3.4	Amendment	Previously Filed
4.1	Specimen Stock Certificate	Previously Filed
5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Previously Filed
16.1	Dismissal of Freed Maxick	Previously Filed
23.1	Consent of ZBS Group, LLP	Filed Herewith